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                                                EXHIBIT 21.1
                                                ------------

                                            STATE OR JURISDICTION       OTHER JURISDICTIONS IN        AMOUNT
COMPANY NAME                                  OF INCORPORATION             WHICH QUALIFIED            OWNED
Rampart Capital Corporation                           Texas                  Public
Leissner's Inc.                                       Texas                                             100%
Rampart Newport Corporation, L.L.C.                   Texas                                             100%
Rampart Services Corporation, L.L.C.                  Texas                                             100%
Rampart Properties, L.L.C.                            Nevada                 Texas                      100%
IGBAF, L.L.C.                                         Texas                                             100%
Newport Fund Corporation L.L.C.                       Oklahoma               Texas                      100%
Rampart Acquisition Corporation, L.L.C.               Texas                                             100%
Rampart Ventures Corporation, L.L.C.                  Texas                                             100%
SourceOne Capital Group, L.L.C.                       Nevada                 Texas                      100%
Greater Houston Gulf Partners, G. P., Inc.            Texas                                              51%
Greater Houston Gulf Partners, Ltd.                   Texas                                              50%
2100 Travis Redevelopment, LLC                        Texas                                              50%
SOC Special Purpose Limited Liability Company I       Nevada                 Texas                      100%
Rampart Resolution Group LLC                          Texas                                             100%
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